EXHIBIT 99.7

                    Ben Franklin Bank of Illinois Letterhead



                                                              September 30, 2006


Dear Member,

As you will recall, on August 24, 2006, we sent you a letter announcing that Ben Franklin Bank of Illinois is reorganizing into the mutual holding company structure. In connection with the reorganization, Ben Franklin Financial Inc., the to be formed mid-tier holding company for Ben Franklin Bank of Illinois, is offering common stock in a subscription and community offering to certain members of Ben Franklin Bank of Illinois as well as an employee stock ownership plan established by Ben Franklin Bank of Illinois.

In our August 24, 2006 letter, we indicated that we were unable to allow you to participate in the stock offering due to the securities laws of your State of residence. This letter was in error. In order to assure that you have the opportunity to subscribe for shares in the offering, we are extending the subscription deadline for you until 3:30 p.m., Central Time on October 10, 2006. Also, we are sending to you additional copies of the stock offering materials including a prospectus, question/answer brochure and stock order and certification form. We urge you to read these materials carefully.

If you are interested in purchasing the common stock of Ben Franklin Financial Inc., you must submit the enclosed stock order and certification form and payment in the enclosed express mail envelope so that we receive it by 3:30 p.m. Central Time on October 10, 2006. If you do not wish to participate in the offering, we ask that you sign and return this letter to us by fax at (847) 590-2242 or by Express Mail in the enclosed postage paid envelope.

If you have any questions regarding the offering, please call us at (847) 398-0990 ext. 253, Monday through Friday from 10:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 14 North Dryden Place, Arlington Heights, Illinois.


Sincerely,

/s/ C. Steven Sjogren

C. Steven Sjogren
President and Chief Executive Officer


THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BEN FRANKLIN BANK OF ILLINOIS, BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN FINANCIAL, MHC, OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[ ] I have reviewed this letter and the enclosed contents and have determined not to subscribe for stock in Ben Franklin Financial, Inc.'s subscription offering.


-------------------                                          -------------------
    Signature                                                      Signature

-------------------                                           ------------------
      Date                                                           Date